Exhibit 32

CERTIFICATIONS UNDER 18 U.S.C. § 1350

The undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that the preceding Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Pacific Financial Corporation.

/s/ Dennis A. Long	/s/ Denise Portmann
Dennis A. Long President and Chief Executive Officer March 13, 2007	Denise Portmann Chief Financial Officer March 13, 2007